SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                     Date of Report: (date of earliest event
                            reported): March 31, 2000

                              LACLEDE STEEL COMPANY
               (Exact Name of Registrant as Specified in Charter)

Delaware                              0-3855                  43-0368310
(State or Other                    (Commission             (I.R.S. Employer
Jurisdiction of                    File Number)          Identification Number)
Incorporation)

One Metropolitan Square
St. Louis, Missouri                                              63102
(Address of Principal Executive Offices)                       (Zip Code)


               Registrant's telephone number, including area code
                                 (314) 425-1400

Item 5.  Other Events

         On Friday, March 31, a structural failure occurred at the Registrant's Melt Shop in Alton, Illinois. While the operating furnace, the backup furnace and related equipment were not damaged, extensive damage was done to the structure of the building and the surrounding area. In addition, furnace dust
(K061), which is regulated as hazardous waste, escaped from collapsed ductwork, but is confined to the site. No one was injured.

         As a result of this accident, steel production at the Alton Plant has been suspended for an indefinite period of time. The Registrant has in place property and environmental insurance, which after payment of the $100,000 deductible amount, it believes to be adequate to cover the costs of reconstruction and cleanup. The Registrant expects to restore the facilities to normal operating conditions as soon as possible. The Registrant also maintains business interruption insurance for the period the electric melt shop is out of service.

         The suspension of operations affects only the steel production facilities at the Alton Plant. All other operations, including finishing operations at the Alton Plant, will continue, utilizing existing semi-finished and finished inventories. In addition, the Registrant is in the process of arranging for the purchase of semi-finished steel to support its bar and pipe operations. The Registrant expects no disruption of customer shipments.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LACLEDE STEEL COMPANY
                                         (Registrant)

Date:  April 5, 2000                     By:  /s/ Michael H. Lane
                                             -----------------------------------
                                             Executive Vice President, Treasurer
                                             and Secretary